Exhibit 21

SUBSIDIARIES OF CIB MARINE BANCSHARES, INC.

DIRECT SUBSIDIARIES	INDIRECT SUBSIDIARIES	STATE/JURISDICTION OF INCORPORATION

CIB MARINE BANCSHARES, INC.		Wisconsin Corporation

Central Illinois Bank		Illinois Commercial Bank

CIB Construction, LLC		Illinois Limited Liability Company

	Canron Corporation (1)	Michigan Corporation

First Ozaukee Capital Corp.		Wisconsin Corporation

	Marine Bank	Wisconsin Commercial Bank

	Marine Investment Corporation	Nevada Subsidiary

CIB Marine Information Services, Inc.		Illinois Corporation

Mortgage Services, Inc.		Illinois Corporation

CIB Marine Capital Trust I		Delaware Business Trust

CIB Statutory Trust III		Connecticut Statutory Trust

CIB Statutory Trust IV		Connecticut Statutory Trust

CIB Statutory Trust V		Delaware Business Trust

CIB Marine Capital, LLC(2)		Wisconsin Limited Liability Company

(1)	CIB Construction owns 84% of the outstanding stock of Canron which filed for dissolution in December, 2006.
(2)	During 2003, CIB Marine ceased to offer new loans through CIB Marine Capital and began winding down its affairs, including the sale and collection of outstanding loans.